UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lindenstrasse 8

6340 Baar

Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 21, 2014, Allied World Assurance Company Holdings, AG (“Allied World”) issued a press release announcing that Allied World Assurance Company, Ltd, a Bermuda company and a wholly-owned subsidiary of Allied World, entered into (i) a Sale of Business Agreement with Royal & Sun Alliance Insurance plc, a company incorporated in England and Wales (“RSA”), with respect to RSA’s Hong Kong insurance operations (the “Hong Kong Purchase Agreement”); and (ii) a Sale of Business Agreement with RSA with respect to RSA’s Singapore insurance operations (the “Singapore Purchase Agreement” and together with the Hong Kong Purchase Agreement, collectively the “Purchase Agreements”). The Purchase Agreements provide that, upon the terms and subject to the conditions set forth therein, Allied World Assurance Company, Ltd will acquire the in-force insurance portfolios and related assets and liabilities of RSA’s Hong Kong and Singapore insurance operations (the “Acquisition”).

A copy of the press release is furnished herewith as Exhibit 99.1. On or after August 22, 2014, representatives of Allied World will present to various investors the information about the Acquisition described in the slides attached to this report as Exhibit 99.2, which are incorporated by reference herein.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Allied World under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Allied World that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Allied World.

Cautionary Statement Regarding Forward–Looking Statements

Any forward-looking statements made in this Form 8-K and the exhibits attached hereto reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreements; the inability to receive the required regulatory approvals to complete the Acquisition; risks that the proposed Acquisition disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the Acquisition; the amount of costs, fees, expenses and charges related to the Acquisition; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; Allied World or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

99.1	Press release, dated August 21, 2014.

99.2	Slides from presentation by management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: August 21, 2014	By:	/s/ Wesley D. Dupont

Name:	Wesley D. Dupont
Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated August 21, 2014.

99.2	Slides from presentation by management.